AMENDMENT TO THE
MANAGED PORTFOLIO SERIES
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 18th day of November, 2015, to the Fund Administration Servicing Agreement, dated as of April 6, 2011, as amended (the “Agreement”), is entered into by and between Managed Portfolio Series, a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the Nuance Concentrated Value Long-Short Fund; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to the following:

Amended Exhibit B is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MANAGED PORTFOLIO SERIES	U.S. BANCORP FUND SERVICES, LLC

By: /s/ James R. Arnold	By: /s/ Michael R. McVoy

Printed Name: James R. Arnold	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Amended Exhibit B to the Managed Portfolio Series Fund Administration Servicing Agreement

Name of Series
Nuance Concentrated Value Fund Nuance Mid Cap Value Fund Nuance Concentrated Value Long-Short Fund
FUND ACCOUNTING, FUND ADMINISTRATION, PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES at July, 2015
Annual Fee Based Upon Average Net Assets Per Fund*
[…] % ([…]  basis points) on the first $[…] million
[…] % ([…] basis points) on the next $[…] million
[…] % ([…]  basis points) on the balance
Minimum annual fee:  $[…] per fund
▪  Additional fee of $[…] for each additional class
▪  Additional fee of $[…] per additional manager / sub-advisor per fund

CCO Annual Fees (subject to change based on Board review and approval)
▪  $[…] for first fund
▪  $[…] for each additional fund
▪  $[…] / sub-advisor per fund

Out-Of-Pocket Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, third-party data provider costs, postage, stationery, programming, special reports, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Services Included
▪ Daily Performance Reporting
▪ Advisor Information Source Web Portal
▪ USBFS Legal Administration (e.g., registration statement update)

Additional Services
Available but not included above are the following services – Daily compliance testing (Charles River), Section 15(c) reporting, equity attribution, electronic Board materials, and additional services mutually agreed upon.
*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Advisor’s Signature is not required at November 18, 2015 as the fund administration fees are not changing.

Amended Exhibit B (continued) to the Fund Administration Servicing Agreement – Managed Portfolio Series

FUND ADMINISTRATION & PORTFOLIO COMPLIANCE – Nuance ADDITIONAL SERVICES at April, 2011

Subsequent new fund launch – $[…] /project
Subsequent new share class launch – $[…] /project
Multi-manager funds – as negotiated based upon specific requirements
Proxy – as negotiated based upon specific requirements

Daily Compliance Services (Charles River)
▪  Base fee – $[…] /fund per year
▪  Setup – $[…] /fund group
▪ Data Feed  – $[…] /security per month

Annual Section 15(c) Reporting
▪  $[…] /fund per report – first CUSIP
▪  $[…] /additional CUSIP report

Equity Attribution
▪  Base fee - $[…] per year, plus
▪  $[…] first user
▪  $[…] 2nd user
▪  $[…] thereafter